UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 2, 2016 (May 31, 2016)
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(949) 864-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of New Chairman of the Board and Designation of Lead Independent Director

On May 31, 2016, following the Annual Meeting of Stockholders (the “2016 Annual Meeting”) of Pacific Premier Bancorp, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company elected Steven R. Gardner, currently a director and its President and Chief Executive Officer, to the additional position as Chairman of the Board. Mr. Gardner succeeds Jeff Jones, who has served as Chairman of the Board since August 2012. Mr. Jones will continue to serve as a director of the Company and was designated as “lead independent director” by a unanimous vote of all of the other members of the Board. Mr. Gardner has served as the President, Chief Executive Officer and a director of the Company and its wholly-owned subsidiary, Pacific Premier Bank (the “Bank”) since 2000.

Appointment of New Chief Financial Officer

The Company and the Bank appointed Ronald J. Nicolas, Jr. as Senior Executive Vice President and Chief Financial Officer of both the Company and the Bank, effective May 31, 2016.

Prior to joining the Company, Mr. Nicolas, 57, served in various capacities with Banc of California, Inc. (NYSE: BANC), and its subsidiary Banc of California, National Association, and their predecessors from 2012 to April 2016, including Chief Financial Officer and Executive Vice President of each institution, and Director of Banc of California, National Association’s predecessor bank. Mr. Nicolas was the Executive Vice President and Chief Financial Officer at Carrington Holding Company, LLC from 2009 to 2012. From 2008 to 2009, Mr. Nicolas was the Chief Financial Officer of Residential Credit Solutions, Inc. From 2005 to 2008, Mr. Nicolas was the Executive Vice President, Chief Financial Officer and Director of Corporate Development of Fremont Investment & Loan. During 2007, Mr. Nicolas also served as Chief Financial Officer, Chief Accounting Officer, Senior Vice President and Treasurer of Signature Group Holdings Inc. (now, Real Industry, Inc.). Mr. Nicolas served as Executive Vice President, Chief Financial Officer of Aames Investment/Financial Corp. from 2001 to 2005. He served in various capacities with KeyCorp, including Executive Vice President, Group Finance of KeyCorp from 1998 to 2001, Executive Vice President, Treasurer and Chief Financial Officer of KeyBank USA, a banking subsidiary of KeyCorp, from 1994 to 1998, and Vice President of Corporate Treasury from 1993 to 1994. Before joining KeyCorp, Mr. Nicolas spent eight years at HSBC-Marine Midland Banks in a variety of financial and accounting roles. Mr. Nicolas holds B.S. and M.B.A. degrees in Business Management from Canisius College in 1981 and 1989, respectively.

In connection with his appointment, Mr. Nicolas, the Company and the Bank entered into an employment agreement effective as of May 31, 2016. Mr. Nicolas’ employment agreement has a term of one (1) year and, on each annual anniversary date, the term automatically is extended for an additional one-year period, unless at least ninety (90) days prior to the end of the then-current term, Mr. Nicolas, on the one hand, or the Company or the Bank, on the other hand, gives written notice to the other party of their election not to extend the term. If such notice is given by either party, then Mr. Nicolas’ employment agreement will terminate at the conclusion of its remaining term.

Pursuant to his employment agreement, Mr. Nicolas will receive a minimum annual base salary of $300,000, which may be increased from time to time in such amounts as may be determined by the boards of directors of the Company and the Bank. In addition, Mr. Nicolas will be eligible for a discretionary performance bonus in accordance with the Company’s and the Bank’s executive compensation plan. Mr. Nicolas also is entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Company and the Bank, to the extent commensurate with Mr. Nicolas’ then duties and responsibilities as fixed by the boards of directors of the Company and the Bank.

On and as of May 31, 2016, which is the effective date of his appointment, Mr. Nicolas was awarded 20,000 restricted shares of the Company’s common stock, par value $0.01 per share (the “Nicolas Restricted Shares”), which were granted pursuant to the Company’s Amended and Restated 2012 Long-Term Incentive Plan (the “Amended and Restated 2012 Incentive Plan”). The Nicolas Restricted Shares will vest in full on May 31, 2019, if not forfeited earlier pursuant to the terms of the Amended and Restated 2012 Incentive Plan or the Restricted Stock Award Agreement evidencing the grant of the Restricted Shares to Mr. Nicolas. The form of Restricted Stock Award Agreement evidencing the grant of the Nicolas Restricted Shares to Mr. Nicolas was included as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company with the SEC on June 4, 2012.

Pursuant to Mr. Nicolas’ employment agreement, the Company and the Bank have the right, at any time upon prior notice of termination, to terminate Mr. Nicolas’ employment for any reason, including, without limitation, termination for “Cause” or “Disability” (each as defined in Mr. Nicolas’ employment agreement), and Mr. Nicolas has the right, upon prior notice of termination, to terminate his employment with the Company and the Bank for any reason.

In the event that Mr. Nicolas’ employment is terminated (a) by the Company and the Bank for other than Cause, Disability, or Mr. Nicolas’ death or (b) by Mr. Nicolas for “Good Reason” (as defined in Mr. Nicolas’ employment agreement), and in each case such termination occurs within two (2) years following a “Change in Control” (as defined in Mr. Nicolas’ employment agreement), then Mr. Nicolas will be entitled to receive a lump sum cash severance amount equal to the product of (x) the sum of his base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of termination, (y) multiplied by two (2), less taxes and other required withholding. In the event that Mr. Nicolas’ employment is terminated by the Company and the Bank for other than Cause, Disability, or Mr. Nicolas’ death and such termination does not occur in conjunction with a Change in Control or two (2) years after a Change in Control, then Mr. Nicolas will be entitled to receive a lump sum cash severance amount equal to his base salary as in effect immediately prior to the date of termination, less taxes and other required withholding. In each case, Mr. Nicolas also will be entitled, for a period ending at the earlier of (i) the one-year anniversary of the date of termination or (ii) the date of his full-time employment by another employer, to continue to participate in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination, other than any stock option or other stock compensation plans or bonus plans of the Company and the Bank; provided, however, if his participation in any such plan, program or arrangement is barred, the Company and the Bank will cease providing such benefits.

If the payments and benefits to Mr. Nicolas upon termination of his employment would constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the payments and benefits payable by the Company and the Bank under Mr. Nicolas’ employment agreement will be reduced, in the manner determined by Mr. Nicolas, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Company and the Bank to Mr. Nicolas being non-deductible to the Company and the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

In the event that Mr. Nicolas’ employment is terminated by the Company and the Bank for Cause, or Mr. Nicolas terminates his employment other than for Disability or Good Reason, Mr. Nicolas will have no right to compensation or other benefits for any period after the applicable date of termination or death other than for base salary accrued through the date of termination or death. In the event that Mr. Nicolas’ employment is terminated as a result of Disability or Mr. Nicolas’ death during the term of Mr. Nicolas’ employment agreement, Mr. Nicolas, or his estate in the event of his death, will receive the lesser of (i) his existing base salary as in effect as of the date of termination or death, less taxes and other required withholding or (ii) his base salary for the remaining duration of the term of employment, less taxes and other required withholding.

Mr. Nicolas has agreed that during the term of his employment and after termination of his employment, he will not disclose to any other person or entity, other than in the regular course of business of the Company and the

Bank, any “Confidential and Proprietary Information” (as defined in Mr. Nicolas’ employment agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company and the Bank. Pursuant to the terms of Mr. Nicolas’ employment agreement, Mr. Nicolas has agreed that during the term of Mr. Nicolas’ employment agreement and for two (2) years after the date of termination he will not solicit for hire or encourage another person to solicit for hire a “Covered Employee” (as defined in Mr. Nicolas’ employment agreement).

The description of Mr. Nicolas’ employment agreement contained herein is not complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Amendment of Certain Executives’ Employment Agreements

The Company and the Bank, as the case may be, entered into amended and restated employment agreements effective as of May 31, 2016 (the “New Employment Agreements”) with Mr. Gardner, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank, Mr. Edward Wilcox, President of the Bank, Mr. Michael Karr, Senior Executive Vice President and Chief Credit Officer of the Bank, and Mr. Thomas Rice, Senior Executive Vice President and Chief Operating Officer of the Bank (collectively, the “Executives”). The primary purpose of the New Employment Agreements is to update the Executives’ titles and current salaries, and to modify the severance payments payable to the Executives under certain circumstances. Capitalized terms used below but not defined have the meanings set forth in the respective Executive’s New Employment Agreement.

Except as described below, there were no other changes to the Executives’ employment agreements, including those provisions related to severance payments payable in circumstances other than as described below. The New Employment Agreements are attached as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K, which are incorporated by reference into this summary.

Gardner New Employment Agreement. Mr. Gardner’s New Employment Agreement confirms Mr. Gardner’s title as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. Mr. Gardner previously was the President and Chief Executive Officer of both the Company and the Bank. Mr. Gardner’s New Employment Agreement also reflects Mr. Gardner’s current annual base salary of $600,000. In addition, pursuant to Mr. Gardner’s New Employment Agreement, in the event that Mr. Gardner’s employment is terminated (i) by the Company and the Bank for other than Cause, Disability, or death within two (2) years following a Change in Control; or (ii) by Mr. Gardner for Good Reason within two (2) years following a Change in Control, Mr. Gardner will be entitled to receive a severance payment in an amount equal to the product of (x) the sum of Mr. Gardner’s base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of termination (y) multiplied by three (3), less taxes and other required withholding. Previously, under the same circumstances, Mr. Gardner was entitled to receive an amount equal to the sum of his base salary multiplied by three (3), plus his incentive bonus for the previous year as in effect immediately prior to the date of termination, less taxes and other required withholding. Any severance payment will be paid to Mr. Gardner in a lump sum.

Wilcox New Employment Agreement. Mr. Wilcox’s New Employment Agreement confirms Mr. Wilcox’s promotion to President of the Bank. Mr. Wilcox previously was the Bank’s Senior Executive Vice President, Chief Banking Officer. Mr. Wilcox’s New Employment Agreement also reflects Mr. Wilcox’s current annual base salary of $325,000. In addition, pursuant to Mr. Wilcox’s New Employment Agreement, in the event that Mr. Wilcox’s employment is terminated (i) by the Bank for other than Cause, Disability, or death within two (2) years following a Change in Control; or (ii) by Mr. Wilcox for Good Reason within two (2) years following a Change in Control, Mr. Wilcox will be entitled to receive a severance payment in an amount equal to the product of (x) the sum of Mr. Wilcox’s base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of termination (y) multiplied by 2.99, less taxes and other required withholding. Previously, under the same circumstances, Mr. Wilcox was entitled to receive an amount equal to the sum of his base salary multiplied by two (2), plus his incentive bonus for the previous year as in effect immediately prior to the date of termination, less taxes and other required withholding. Any severance payment will be paid to Mr. Wilcox in a lump sum.

Karr New Employment Agreement. Mr. Karr’s New Employment Agreement confirms Mr. Karr’s promotion to Senior Executive Vice President and Chief Credit Officer of the Bank. Mr. Karr previously was the Executive Vice President and Chief Credit Officer of the Bank. Mr. Karr’s New Employment Agreement also reflects Mr. Karr’s current annual base salary of $275,000. Pursuant to Mr. Karr’s New Employment Agreement, in the event that Mr. Karr’s employment is terminated (i) by the Bank for other than Cause, Disability, or death within two (2) years following a Change in Control; or (ii) by Mr. Karr for Good Reason within two (2) years following a Change in Control, Mr. Karr will be entitled to receive a severance payment in an amount equal to the product of (x) the sum of Mr. Karr’s base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of termination, (y) multiplied by two (2), less taxes and other required withholding. Previously, under the same circumstances, Mr. Karr was entitled to receive an amount equal to the sum of his base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of termination, less taxes and other required withholding. Any severance payment will be paid to Mr. Karr in a lump sum.

Rice New Employment Agreement. Mr. Rice’s New Employment Agreement confirms Mr. Rice’s promotion to Senior Executive Vice President and Chief Operating Officer of the Bank. Mr. Rice previously was the Executive Vice President and Chief Operating Officer of the Bank. Mr. Rice’s New Employment Agreement also reflects Mr. Rice’s current annual base salary of $275,000. Pursuant to Mr. Rice’s New Employment Agreement, in the event that Mr. Rice’s employment is terminated (i) by the Bank for other than Cause, Disability, or death within two (2) years following a Change in Control; or (ii) by Mr. Rice for Good Reason within two (2) years following a Change in Control, Mr. Rice will be entitled to receive a severance payment in an amount equal to the product of (x) the sum of Mr. Rice’s base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of termination (y) multiplied by two (2), less taxes and other required withholding. Previously, under the same circumstances, Mr. Rice was entitled to receive an amount equal to the sum of his base salary, plus his incentive bonus for the previous year as in effect immediately prior to the date of termination, less taxes and other required withholding. Any severance payment will be paid to Mr. Rice in a lump sum.

Awards of Restricted Stock to Certain Officers

On and as of June 1, 2016, the Company awarded Mr. Wilcox 25,000 restricted shares of the Company’s common stock, par value $0.01 per share, and awarded Messrs. Karr and Rice 20,000 restricted shares of Company common stock, par value $0.01 per share (collectively, the “Restricted Shares”), which were granted pursuant to the Amended and Restated 2012 Incentive Plan. The Restricted Shares will vest on June 1, 2019, if not forfeited earlier pursuant to the terms of the Amended and Restated 2012 Incentive Plan or the Restricted Stock Award Agreement evidencing the grant of the Restricted Shares to Messrs. Karr, Rice and Wilcox. The form of Restricted Stock Award Agreement evidencing the grant of the Restricted Shares to Messrs. Wilcox, Karr and Rice was included as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company with the SEC on June 4, 2012.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

At the 2016 Annual Meeting, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the Company’s authorized shares of common stock from 50,000,000 to 100,000,000 shares. A copy of the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, which amendment became effective on June 1, 2016, is attached as Exhibit 3.1 to this Current Report on Form 8-K.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Set forth below are the four proposals that were voted on at the 2016 Annual Meeting and the stockholder votes on each such proposal, as certified by the 2016 Annual Meeting inspector of election. The Company’s stockholders approved each of the four proposals, which are described in detail in the definitive proxy statement on Schedule 14A for the 2016 Annual Meeting (the “Definitive Proxy Statement”). Other than the four proposals set forth below and described in the Definitive Proxy Statement, no other item was submitted at the 2016 Annual Meeting for stockholder action.

On the record date for the 2016 Annual Meeting, there were 27,543,733 shares of Company common stock issued, outstanding and entitled to vote at the 2016 Annual Meeting. Stockholders holding 23,750,574 shares of Company common stock were present at the 2016 Annual Meeting, in person or represented by proxy.

Proposal 1: Each nominee for director, as listed in the Definitive Proxy Statement, was elected to serve a one-year term. The votes were as follows:*

Nominee	Votes For	Votes Against/Withheld	Broker Non-Votes
Kenneth A. Boudreau	19,613,885	444,333	3,692,356
John J. Carona	18,485,288	1,572,930	3,692,356
Ayad A. Fargo	20,002,678	55,540	3,692,356
Steven R. Gardner	19,935,845	122,373	3,692,356
Joseph L. Garrett	20,003,328	54,890	3,692,356
John D. Goddard	19,870,351	187,867	3,692,356
Jeff C. Jones	18,084,621	1,973,597	3,692,356
Michael L. McKennon	19,613,885	444,333	3,692,356
Zareh H. Sarrafian	19,940,260	117,958	3,692,356
Cora M. Tellez	19,949,603	108,615	3,692,356

Proposal 2: The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis, having received the following votes:**

For		Abstain	Broker Non-Votes
19,590,381	317,931	149,905	3,692,357

Proposal 3: The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized shares of common stock from 50,000,000 to 100,000,000 shares was approved, having received the following votes:***

For		Abstain	Broker Non-Votes
19,366,096	4,195,174	71,131	118,173

Proposal 4: The appointment of Vavrinek, Trine, Day, & Co., LLP as independent auditors of the Company for the fiscal year ending December 31, 2016 was ratified, having received the following votes:**

For		Abstain	Broker Non-Votes
23,349,955	284,896	115,720	0

___________
* Because the election of directors at the 2016 Annual Meeting was not contested, the vote required for the election of each of the ten (10) director nominees by the stockholders was the affirmative vote of a majority of the votes cast in favor of or against the election of such director nominee. Withheld votes were not counted either “for” or “against” the nominee. Abstentions were not counted in the election of directors and did not affect the outcome. The election of directors is considered a “non-routine” item upon which brokerage firms are not permitted to vote in their discretion on behalf of their clients if such clients did not furnish voting instructions. Therefore, broker “non-

votes” were not considered in determining whether a nominee received the affirmative vote of a plurality of the shares.

** The affirmative vote of holders of at least the majority of the shares for which votes were cast at the 2016 Annual Meeting was required to approve this proposal. Abstentions and broker non-votes were not counted as votes cast and, therefore, did not affect this proposal.

*** The affirmative vote of holders of at least the majority of the shares outstanding for which votes were cast at the 2016 Annual Meeting was required to approve this proposal. Abstentions and broker non-votes were not counted as votes cast and, therefore, did not affect this proposal.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

3.1	Amendment to Amended and Restated Certificate of Incorporation, as amended
10.1	Employment Agreement by and among Ronald J. Nicolas, Jr., Pacific Premier Bancorp, Inc. and Pacific Premier Bank, dated effective as of May 31, 2016
10.2	Second Amended and Restated Employment Agreement by and among Steven R. Gardner, Pacific Premier Bancorp, Inc. and Pacific Premier Bank, dated effective as of May 31, 2016
10.3	Third Amended and Restated Employment Agreement by and between Edward Wilcox and Pacific Premier Bank, dated effective as of May 31, 2016
10.4	Third Amended and Restated Employment Agreement by and between Michael Karr and Pacific Premier Bank, dated effective as of May 31, 2016
10.5	Second Amended and Restated Employment Agreement by and between Thomas Rice and Pacific Premier Bank, dated effective as of May 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	June 2, 2016	By:	/s/ STEVE GARDNER
Steve Gardner
Chairman, President & Chief Executive Officer